EXHIBIT 99.1

CONTACT:	STEPHEN THERIOT
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – October 31, 2016

Vornado Announces Third Quarter 2016 Financial Results

NEW YORK.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended September 30, 2016 today and reported:

Quarter Ended September 30, 2016 Financial Results

NET INCOME attributable to common shareholders for the quarter ended September 30, 2016 was $66.1 million, or $0.35 per diluted share, compared to $198.9 million, or $1.05 per diluted share, for the prior year’s quarter.  Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the quarters ended September 30, 2016 and 2015 was $74.7 million and $70.1 million, or $0.39 and $0.37 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended September 30, 2016 was $225.5 million, or $1.19 per diluted share, compared to $236.0 million, or $1.25 per diluted share, for the prior year’s quarter.  Adjusting FFO for the items listed in the table on the following page, FFO for the quarters ended September 30, 2016 and 2015 was $235.8 million and $229.4 million, or $1.24 and $1.21 per diluted share, respectively.

Nine Months Ended September 30, 2016 Financial Results

NET INCOME attributable to common shareholders for the nine months ended September 30, 2016 was $172.4 million, or $0.91 per diluted share, compared to $449.1 million, or $2.37 per diluted share, for the nine months ended September 30, 2015.  Adjusting net income attributable to common shareholders for the items listed in the table on the following page, net income attributable to common shareholders for the nine months ended September 30, 2016 and 2015 was $190.3 million and $219.8 million, or $1.00 and $1.16 per diluted share, respectively.

FFO for the nine months ended September 30, 2016 was $658.9 million, or $3.47 per diluted share, compared to $779.5 million, or $4.11 per diluted share, for the prior year’s nine months.  Adjusting FFO for the items listed in the table on the following page, FFO for the nine months ended September 30, 2016 and 2015 was $674.3 million and $670.0 million, or $3.55 and $3.53 per diluted share, respectively.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

The following table reconciles our net income to net income, as adjusted and FFO to FFO, as adjusted:

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$66,125	$198,870	$172,425	$449,114
Per diluted share	$0.35	$1.05	$0.91	$2.37

Items that impact net income attributable to common shareholders:
Preferred share issuance costs (Series J redemption)	$(7,408)	$-	$(7,408)	$-
Acquisition and transaction related costs	(3,808)	(1,518)	(11,319)	(7,560)
Net income from discontinued operations and sold properties	2,969	6,599	8,285	23,605
Default interest on Skyline properties mortgage loan	(2,632)	-	(5,343)	-
Net gains on sale of real estate and residential condominiums	2,522	136,190	163,066	153,430
Real estate impairment losses	(1,134)	(2,313)	(166,236)	(17,375)
Reversal of allowance for deferred tax assets (re: taxable
REIT subsidiary's ability to utilize NOLs)	-	-	-	90,030
Other	-	(1,821)	-	1,333
	(9,491)	137,137	(18,955)	243,463
Noncontrolling interests' share of above adjustments	939	(8,344)	1,116	(14,194)
Items that impact net income attributable to common shareholders, net	$(8,552)	$128,793	$(17,839)	$229,269

Net income attributable to common shareholders, as adjusted	$74,677	$70,077	$190,264	$219,845
Per diluted share	$0.39	$0.37	$1.00	$1.16

FFO (1)	$225,529	$236,039	$658,880	$779,506
Per diluted share	$1.19	$1.25	$3.47	$4.11

Items that impact FFO:
Preferred share issuance costs (Series J redemption)	$(7,408)	$-	$(7,408)	$-
Acquisition and transaction related costs	(3,808)	(1,518)	(11,319)	(7,560)
FFO from discontinued operations and sold properties	2,969	9,346	6,926	34,142
Default interest on Skyline properties mortgage loan	(2,632)	-	(5,343)	-
Net gain on sale of residential condominiums	-	633	714	2,493
Reversal of allowance for deferred tax assets (re: taxable
REIT subsidiary's ability to utilize NOLs)	-	-	-	90,030
Our share of impairment loss on India real estate venture's
non-depreciable real estate	-	-	-	(4,502)
Other	-	(1,821)	-	1,333
	(10,879)	6,640	(16,430)	115,936
Noncontrolling interests' share of above adjustments	651	(4)	964	(6,397)
Items that impact FFO, net	$(10,228)	$6,636	$(15,466)	$109,539

FFO, as adjusted	$235,757	$229,403	$674,346	$669,967
Per diluted share	$1.24	$1.21	$3.55	$3.53

(1)	See page 4 for a reconciliation of our net income to FFO for the three and nine months ended September 30, 2016 and 2015.

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2016 AND 2015

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$633,197	$627,596	$1,867,942	$1,850,686

Income from continuing operations	$97,635	$200,777	$271,218	$525,608
Income from discontinued operations	2,969	34,463	6,160	50,278
Net income	100,604	235,240	277,378	575,886
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(3,658)	(3,302)	(26,361)	(38,370)
Operating Partnership	(4,366)	(12,704)	(11,410)	(28,189)
Net income attributable to Vornado	92,580	219,234	239,607	509,327
Preferred share dividends	(19,047)	(20,364)	(59,774)	(60,213)
Preferred share issuance costs (Series J redemption)	(7,408)	-	(7,408)	-
Net income attributable to common shareholders	$66,125	$198,870	$172,425	$449,114

Income per common share - Basic:
Income from continuing operations, net	$0.34	$0.88	$0.88	$2.13
Income from discontinued operations, net	0.01	0.17	0.03	0.25
Net income per common share	$0.35	$1.05	$0.91	$2.38
Weighted average shares outstanding	188,901	188,504	188,778	188,291

Income per common share - Diluted:
Income from continuing operations, net	$0.33	$0.88	$0.88	$2.12
Income from discontinued operations, net	0.02	0.17	0.03	0.25
Net income per common share	$0.35	$1.05	$0.91	$2.37
Weighted average shares outstanding	190,048	189,581	190,086	189,789

FFO	$225,529	$236,039	$658,880	$779,506
Per diluted share	$1.19	$1.25	$3.47	$4.11

FFO, as adjusted	$235,757	$229,403	$674,346	$669,967
Per diluted share	$1.24	$1.21	$3.55	$3.53

Weighted average shares used in determining FFO per diluted share	190,090	189,581	190,129	189,524

The following table reconciles our net income to FFO:

(Amounts in thousands, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$66,125	$198,870	$172,425	$449,114
Per diluted share	$0.35	$1.05	$0.91	$2.37

FFO adjustments:
Depreciation and amortization of real property	$130,892	$134,623	$398,231	$382,175
Net gains on sale of real estate	-	(135,557)	(161,721)	(146,424)
Real estate impairment losses	-	-	160,700	256
Proportionate share of adjustments to equity in net income (loss) of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	40,281	38,131	117,635	106,685
Net gains on sale of real estate	(2,522)	-	(2,841)	(4,513)
Real estate impairment losses	1,134	2,313	5,536	12,617
	169,785	39,510	517,540	350,796
Noncontrolling interests' share of above adjustments	(10,403)	(2,364)	(31,872)	(20,473)
FFO adjustments, net	$159,382	$37,146	$485,668	$330,323

FFO attributable to common shareholders	$225,507	$236,016	$658,093	$779,437
Convertible preferred share dividends	22	23	65	69
Earnings allocated to Out-Performance Plan units	-	-	722	-
FFO attributable to common shareholders plus assumed conversions	$225,529	$236,039	$658,880	$779,506
Per diluted share	$1.19	$1.25	$3.47	$4.11

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent net income and should not be considered an alternative to net income as a performance measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO, as adjusted.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO, as adjusted are provided on page 2 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 1, 2016 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 43587461.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on November 1, 2016 through December 1, 2016.  To access the replay, please dial 888-843-7419 and enter the passcode 43587461#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

#####

4